Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2002 incorporated by reference in this Form 10-K of Staten Island Bancorp, Inc. ("Bancorp"), into Bancorp's previously filed Registration Statements on Form S-8 (File Nos. 333-75133 and 333-46693).



/s/Arthur Andersen, LLP
----------------------
Arthur Andersen, LLP
New York, New York
March 28, 2002